EXHIBIT 99.1

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NEWS RELEASE                                         DMC
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CONTACTS: JAMES MITCHELL - CHAIRMAN AND CHIEF EXECUTIVE OFFICER -
            (858) 450-0055
          JAMES GRAVES - VICE CHAIRMAN AND CHIEF OPERATING OFFICER -
            (617) 451-0100


               DETWILER, MITCHELL & CO. ANNOUNCES
       DEREGISTRATION, VOLUNTARY DELISTING AND PRELIMINARY
          FINANCIAL DATA FOR THE SECOND QUARTER OF 2003



     BOSTON, MA (July 1, 2003) - Detwiler, Mitchell & Co. (NASDAQ: DMCO; PCX: DEM) announced that its Board of Directors has voted unanimously to begin the process for the immediate deregistration of the Company's common stock with the Securities and Exchange Commission ("SEC"). Additionally, the Company has requested that its listings on the NASDAQ SmallCap market and the Pacific Stock Exchange be voluntarily withdrawn. The deregistration decision was based in part on the significant costs and managerial resources required to comply with SEC regulations and the recurring costs necessary to maintain the listing of its common stock on the NASDAQ and Pacific exchanges when compared to the relatively thin trading market for the common stock on those markets.

     The deregistration process is being initiated by the filing with the SEC of a certification on Form 15. Upon removal from listing on the SmallCap market, any NASD broker-dealer who currently makes a market in the Company's common stock may continue to quote the Company's common stock on the Pink Sheets Electronic Quotation Service. The Company will also continue to make its financial statements available to stockholders with continued board oversight.

     The Company reported unaudited consolidated revenues of $2,353,000 and loss before income taxes of $313,000 for the quarter ended March 31, 2003. The Company expects unaudited consolidated revenues of approximately $3,000,000 and income before income taxes of approximately $250,000 for the quarter
ended June 30, 2003.   These anticipated results for the second
quarter of 2003 exclude $480,000 of one-time costs associated with cost reduction initiatives and also excludes the receipt of $220,000 from defendants in settlement of two separate legal claims made by the Company. The sharp increases in both revenues and income before income taxes, as compared to the first quarter of 2003, reflect greater institutional and retail commission revenues, continued market acceptance of the Company's Channel Research data (the principal source of revenues), recent strength in the equity markets and cost reductions, which have also lowered the breakeven point of operations.

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                    DETWILER, MITCHELL & CO.
                 225 FRANKLIN STREET, 20TH FLOOR
                        BOSTON, MA 02110
                         (617) 451-0100

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DETWILER, MITCHELL & CO.
JULY 1, 2003

     The Board of Directors, in reaching their conclusions, believes that deregistering the Company's common stock is in the long-term best interests of its stockholders. Deregistration is expected to improve operating results and profitability by avoiding the dramatically rising costs of remaining an SEC reporting company coupled with the limited benefit of a very illiquid, volatile market for our common stock. Management projects annual hard-dollar cost savings of deregistration to approximate $125,000 to $200,000 from lower audit, Sarbanes-Oxley reporting matters, and other listing and SEC reporting related costs. The Company cautioned, however, there can be no assurances that such increases in revenues, profits or cost reduction initiatives can be sustained.

                       * * * * *

     Detwiler, Mitchell & Co. is the holding company for its three principal operating subsidiaries: Fechtor, Detwiler & Co., Inc., a channel research, institutional sales, private client group and independent agent platform headquartered in Boston, MA; James Mitchell & Co., a financial services company headquartered in San Diego, CA and Detwiler, Mitchell & Co. (UK) Limited, an institutional sales firm headquartered in London, England.

     Cautionary Statement Regarding Forward-Looking Statements:
Certain statements in this news release may contain forward-looking statements within the meaning of the Federal securities laws. Such statements should be considered in light of the risks and uncertainties associated with Detwiler, Mitchell & Co. and its operating subsidiaries, including those economic and market risks contained in the Company's Annual and Quarterly Reports on Form 10-K and 10-Q, and other risks prevailing from time to time; all of which are subject to material changes and may cause actual results to vary materially from what had been anticipated.

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                    DETWILER, MITCHELL & CO.
                 225 FRANKLIN STREET, 20TH FLOOR
                        BOSTON, MA 02110
                         (617) 451-0100


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